Exhibit 99.1

Zoran Corporation:
Karl Schneider	Bonnie McBride (Investors)
Chief Financial Officer	(415) 806-0385
(408) 523-6500	bonnie@avalonir.com
ir@zoran.com

Company Web Site:

www.zoran.com

ZORAN CORPORATION REPORTS FIRST QUARTER 2009 RESULTS

DTV Revenues Increase 39 Percent Sequentially

SUNNYVALE, Calif. (April 28, 2009) — Zoran Corporation (Nasdaq: ZRAN), a leading provider of digital solutions for applications in the digital entertainment and digital imaging markets, today reported results for its first quarter ended March 31, 2009.

Revenues for the first quarter were $68.5 million, compared to $74.7 million last quarter and $109.0 million for the first quarter of 2008. The Company reported a first quarter GAAP net loss of $21.1 million, or $0.41 per share, which includes $2.9 million for stock-based compensation expense, $109 thousand for amortization of acquired intangible assets, restructuring expense of $859 thousand attributable to the closing of our facility in Netanya, Israel, and an adjustment of the tax provision to a non-GAAP rate of $460 thousand. This compares with a net loss of $20.2 million, or $0.40 per share, for the previous quarter and a net loss of $4.7 million, or $0.09 per diluted share, for the first quarter last year.

Non-GAAP net loss for the first quarter was $17.6 million, or $0.34 per share, which excludes charges related to the amortization of acquired intangible assets, stock-based compensation expenses, restructuring expense and the adjustment of the tax provision to a non-GAAP rate. This compares with a non-GAAP net loss of $10.5 million, or $0.21 per diluted share, for the previous quarter, and non-GAAP net income of $3.5 million, or $0.07 per diluted share, for the same period last year.

“In light of the worldwide recession and subsequent decline in consumer spending, we are pleased that the results we are reporting today are better than initial expectations,” said Dr. Levy Gerzberg, Zoran’s president and chief executive officer. “We achieved 39 percent sequential revenue growth in DTV, driven by increasing demand for low- to mid- range LCD TVs, where we have a leading position. Several of our largest customers have successfully expanded their presence in major US retail channels, a trend we expect to continue to benefit from in the future. In digital cameras, we saw a strong increase in demand towards the end of the quarter, indicating that channel inventory has been substantially reduced. While consumer spending is far from previous levels and visibility into the second half remains limited, we are encouraged by these positive trends and are currently expecting a stronger second quarter.”

Recent Highlights

•	Revenues by product line for the first quarter of 2009 were 35 percent DTV, 25 percent Digital Camera, 21 percent Printer Imaging, 11 percent DVD, 7 percent mobile phone processors and 1 percent other

•	Zoran demonstrated new COACH 12 digital camera processors with Noise Reduction and Real-time Lens Distortion Compensation for enhanced video capture at PMA 2009

•

Zoran’s COACH processors powered over 60 digital camera models on display at PMA 2009 from manufacturers such as Casio, Emerson, Fujifilm, Kodak, Nikon, Olympus, Pure Digital, Samsung, Sony, Vivitar and others

•	Zoran demonstrated highest image and video quality processor for Multimedia Camera Phones at Mobile World Congress 2009

•	Zoran launched next-generation IPS Print Language Software for digital printing market

•	Zoran’s Quatro® 4230 processor deployed in Konica Minolta’s Magicolor 1650N printer

•	Printing devices using Zoran’s IPS Software Solution won industry awards again for 2008

•	Zoran demonstrated new HDTV, Set-Top Box, Digital Camera, HD DVD, Multimedia Mobile Phone, Printer and Connected Technologies at CES 2009

Future Outlook

The following forward-looking statements are based on our current expectations, and actual results may differ materially.

The Company is currently expecting second quarter 2009 revenues to range between $85 million and $90 million, with gross margins ranging between 45 and 46 percent. Excluding acquisition related amortization costs and stock-based compensation expense, non-GAAP operating expenses are expected to be in a range of $52 million to $53 million. Acquisition-related amortization costs are expected to be approximately $109 thousand and stock-based compensation expense is expected to range between $2.9 and $3.4 million. The Company expects to record a second quarter loss in the range of $0.25 to $0.30 per share on approximately 52 million shares. On a non-GAAP basis, which excludes acquisition-related amortization costs and stock- based compensation expense, the Company expects to record a loss in the range of $0.20 and $0.24 per share. With this outlook, cash is expected to decline between $4.0 million and $8.0 million.

Zoran will provide more commentary on its first quarter results during the quarterly conference call.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Zoran provides non-GAAP financial information, consisting of non-GAAP operating expense and non-GAAP net income (loss) that excludes impairment of intangible assets, acquisition related in-process research and development expenses, amortization of acquired intangible assets and stock-based compensation expense and associated income tax adjustments.

The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes items that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income (loss), in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation, and to plan and forecast performance in future periods. The Company’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

Quarterly Conference Call

Zoran Corporation has scheduled a conference call for 2:00 p.m. PT today to discuss second quarter results. To listen to the call, please call 617-896-9871 approximately five minutes prior to the start of the call. For those who are not available to listen to the live conference call, a replay will be available from approximately 4:30 p.m. PT on April 28, until 4:30 p.m. PT on May 4, 2009. The access number for the replay is 617-801-6888, confirmation number 86251166. The conference call will be broadcast live over the Internet and can be accessed by all interested parties through the investor relations section of Zoran’s website at www.zoran.com. Please access the website at least fifteen minutes prior to the start of the call to register and to download and install any necessary audio software. This press release will be furnished to the SEC on a form 8-K and posted to the company’s website prior to the conference call.

Company Profile

Zoran Corporation, based in Sunnyvale, California, is a leading provider of digital solutions for applications in the growing digital entertainment and digital imaging markets. With two decades of expertise developing and delivering digital signal processing technologies, Zoran has pioneered high-performance digital audio and video, imaging applications, and Connect Share Entertain™ technologies for the digital home. Zoran’s proficiency in integration delivers major benefits for OEM customers, including greater capabilities within each product generation, reduced system costs, and shorter time to market. Zoran-based DVD, digital camera, DTV, multimedia mobile phone, and multifunction printer products have received recognition for excellence and are now in hundreds of millions of homes and offices worldwide. With headquarters in the U.S. and additional operations in Canada, China, England, France, India, Israel, Japan, Korea and Taiwan, Zoran may be contacted on the World Wide Web at www.zoran.com or at 408-523-6500.

Forward-Looking Statements

This press release includes forward-looking statements, including the chief executive officer quotation and the material presented under “Future Outlook,” that reflect the Company’s current views with respect to future events and future financial performance. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from what is currently expected, including risks associated with: potential declines in the Company’s sales as a result of a global economic slowdown that could reduce demand for consumer electronic and other products; recent tightening in global credit markets, which could result in insolvency of key suppliers or customers, and customer inability to finance purchases of our products; the rapidly evolving markets for the Company’s products and uncertainty regarding the pace and direction of development of those markets; cost and length of time required for new product development; timing and impact of new product introductions by the Company and its competitors, and of transitions away from older products; intense competition in our markets and in the markets in which our customers operate; the Company’s reliance on other parties for wafer supplies, product assembly and testing, and manufacturing capacity; the effects of changes in revenue and product mix on the Company’s gross margins; the Company’s dependence on sales to large customers; fluctuations in tax rate caused by projections of the geographic sources of Company income; dependence on key personnel; and reliance on international operations, particularly operations in Israel. Further information regarding these and other risks and uncertainties can be found under the caption “Risk Factors” and elsewhere in the Company’s most recently filed Annual Report on Form 10-K and other filings with the SEC.

Zoran, the Zoran logo and Quatro are trademarks or registered trademarks of Zoran Corporation and/or its subsidiaries in the United States and/or other countries. All other brands or names may be claimed as property of others.

###

ZORAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues:
Hardware product revenues	$55,961	$94,297
Software and other revenues	12,526	14,734

Total revenues	68,487	109,031
Costs and expenses:
Cost of hardware product revenues	35,998	57,789
Research and development	29,005	27,887
Selling, general and administrative	24,295	25,639
Amortization of intangibles	109	9,237
Restructuring expense	859	—

Total costs and expenses	90,266	120,552
Operating loss	(21,779)	(11,521)
Interest and other income, net	3,452	3,813

Loss before income taxes	(18,327)	(7,708)
Provision (benefit) for income taxes	2,740	(3,030)

Net loss	$(21,067)	$(4,678)

Basic and diluted net loss per share	$(0.41)	$(0.09)

Shares used to compute basic and diluted net loss per share	51,176	51,445

-more-

ZORAN CORPORATION

NON-GAAP ADJUSTMENTS TO NET LOSS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2009		2008
GAAP net loss	$(21,067)		$(4,678)
Adjusting items to GAAP net loss:
Operating expenses related to stock based compensation expense	2,922	(a)	2,943	(a)
Amortization of intangibles	109	(b)	9,237	(b)
Restructuring expense	859	(c)	—
Provision (benefit) for income taxes	(460	)(d)	(4,009	)(d)

Non-GAAP net income (loss)	$(17,637	)(e)	$3,493	(e)

Non-GAAP basic net income (loss) per share	$(0.34	)(e)	$0.07	(e)

Non-GAAP diluted net income (loss) per share	$(0.34	)(e)	$0.07	(e)

Shares used to compute non-GAAP basic net income (loss) per share	51,176		51,445

Shares used to compute non-GAAP diluted net income (loss) per share	51,176		52,034

(a)	This adjustment reflects the stock-based compensation expense recorded under SFAS 123R. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (e) below)

(b)	For 2008, this adjustment represents the amortization of intangibles assets primarily associated with the acquisition of Oak Technology, Inc. in August 2003, the acquisition of Emblaze Semiconductor in July 2004 and the acquisition of Oren Semiconductor in June 2005. For 2009, this adjustment represents the amortization of intangible assets associated with the acquisition of Let It Wave, Inc. in June 2008. Such amortization expense does not impact the Company’s cash flows and is excluded by management when evaluating our core operating results. (see (e) below)

(c)	This adjustment reflects the restucturing expense recorded by the Company as part of closing its facility in Netanya, Israel during the quarter ended March 31, 2009. The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance. (see (e) below)

(d)	This adjustment represents the difference between the non-GAAP income tax rate and the GAAP income tax rate. This adjustment is made by the Company when it evaluates its continuing operational performance. (see (e) below)

(e)	The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations because it excludes charges that management considers to be outside of the Company’s core operating results. The Company believes that this non-GAAP net income (loss), in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP net income (loss) is not prepared in accordance with GAAP, is not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.

-more-

ZORAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and short-term investments	$344,462	$358,527
Accounts receivable, net	35,987	22,845
Inventory	33,843	37,365
Prepaid expenses and other current assets	28,683	25,549

Total current assets	442,975	444,286
Property and equipment, net	13,920	15,811
Long-term investments	37,425	37,425
Other assets	65,026	69,659
Intangible assets, net	5,157	5,266

Total assets	$564,503	$572,447

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$39,065	$29,918
Accrued expenses and other liabilities	38,132	36,134

Total current liabilities	77,197	66,052
Long term liabilities	26,212	26,985
Stockholders’ equity:
Common stock	51	51
Additional paid-in capital	861,386	858,429
Accumulated other comprehensive loss	(2,678)	(2,472)
Accumulated deficit	(397,665)	(376,598)

Total stockholders’ equity	461,094	479,410
Total liabilities and stockholders’ equity	$564,503	$572,447

Contact:	Karl Schneider, Chief Financial Officer of Zoran Corporation, 408-523-6500, or ir@zoran.com; or Bonnie McBride (Investors), 415-806-0385, or bonnie@avalonir.com Web site: http://www.zoran.com (ZRAN)